UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 5, 2020

Date of Report (Date of earliest event reported)

Can B̅ Corp

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

EMA Financial, LLC

On June 15, 2020, Can B̅ Corp. (the “Company” or “CANB”) closed the transactions contemplated by a Securities Purchase Agreement (the “EMA SPA”), with EMA Financial, LLC, a Delaware limited liability company (“EMA”) pursuant to which EMA purchased a 12% Convertible Promissory Note (the “EMA Note”) in the principal amount of $115,000 (the “Principal Amount”) for $104,000 in immediately available funds.

EMA purchased the EMA Note for $104,000 with an original issuance discount of $11,000, resulting in the $115,000 principal amount of the EMA Note. The EMA Note bears interest at 12% per year and matures on June 17, 2021 (the “Maturity Date”).

The EMA Note is convertible into shares of the Company’s Common Stock at a price per share (the “Conversion Price”) equal to 80% of the lowest closing bid price of the Company’s Common Stock during the twenty (20) trading days prior to the date of conversion. In the event the Company experiences a DTC “chill” on its Common Stock, OTC Markets places a Yield Sign or Stop Sign on the Company’s page, or the closing price for the Common Stock falls below $0.10, the Conversion Price of the EMA Note will be reduced an additional 15% for conversions occurring thereafter.

During the first six (6) months the EMA Note is in effect, the Company may prepay the EMA Note in whole or in part by providing written notice of the same to EMA and paying EMA an amount as follows:

Date	Amount
0-30 days	115% * (P+I)
31-60 days	120% * (P+I)
61-90 days	125% * (P+I)
91-180 days	130% * (P+I)

Where “P” is the amount of Principal Amount being prepaid and “I” is the accrued but unpaid interest on the EMA Note. The EMA Note may not be prepaid after 180 days.

The Company agreed to cover the costs of all issuance fees, transfer taxes, legal opinions and related charges, postage/mailing charges or any other expenses with respect to the issuance of shares of Common Stock upon conversion of all or a part of the EMA Note.

If the Company defaults on the EMA Note (an “Event of Default”), the EMA Note will automatically be considered immediately due and payable, without presentment, demand, or notice of any kind, and the Company will be required to pay EMA an amount equal to 200% of the outstanding balance of the EMA Note, including accrued but unpaid interest and other fees relating thereto, in cash or stock. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. The Company may incur additional penalty charges depending on the specific circumstances surrounding the Event of Default. Furthermore, if at any time while the EMA Note is outstanding the Company’s Common Stock trades below $0.01, the principal amount of the EMA Note shall automatically and without further action increase by $25,000.

While the EMA Note is outstanding and an Event of Default does not exist, EMA may not sell any securities representing more than the greater of (i) 15% of the daily trading volume for the Company’s Common Stock or (ii) $2,000.00 during any given trading day. In addition, EMA may not execute any short sales on any of the Company’s Common Stock at any time while the Note is outstanding.

The EMA Note requires that CANB reserve 287,500 shares of its authorized but unissued Common Stock (the “EMA Reserved Amount”) for issuance to EMA upon conversion of the EMA Note. The EMA Reserved Amount is subject to future adjustment. The Company is subject to penalties for failure to timely deliver shares to EMA following a conversion request.

The EMA SPA and EMA Note (collectively, the “EMA Transaction Documents”) contain other covenants and restrictions common with this type of debt transaction, including but not limited to, anti-dilution, most favored nation and future participation clauses.

The foregoing descriptions of the EMA Transaction Documents are qualified in their entirety by the terms of the full text of the EMA Transaction Documents, attached hereto as exhibits.

Eagle Equities, LLC

On June 19, 2020, CANB closed the transactions contemplated by a Securities Purchase Agreement dated June 17, 2020 (the “Eagle SPA”), with Eagle Equities, LLC, a Nevada limited liability company (“Eagle”) pursuant to which Eagle purchased a 12% Convertible Promissory Note (the “Eagle Note”) in the principal amount of $220,000 (the “Principal Amount”) for $200,000 in immediately available funds.

The Company issued Eagle 20,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”) as a condition of the Eagle SPA. The Company also agreed to reimburse Eagle the sum of $5,000 for legal fees incurred by Eagle in connection with the negotiation, preparation, and performance of the Eagle SPA and related documents.

Eagle purchased the Eagle Note for $200,000 with an original issuance discount of $20,000, resulting in the $220,000 principal amount of the Eagle Note. The Eagle Note bears interest at 12% per year and matures on June 17, 2021 (the “Maturity Date”).

The Eagle Note is convertible into shares of the Company’s Common Stock at a price per share (the “Conversion Price”) equal to 80% of the lowest closing bid price of the Company’s Common Stock during the twenty (20) trading days prior to the date of conversion. In the event the Company experiences a DTC “chill” on its Common Stock, the Conversion Price of the Eagle Note will be adjusted to 50% of the lowest closing bid price of the Company’s Common Stock during the twenty (20) trading days prior to the date of conversion while such “chill” is in effect.

During the first six (6) months the Eagle Note is in effect, the Company may prepay the Eagle Note in whole or in part by providing written notice of the same to Eagle and paying Eagle an amount as follows:

Date	Amount
0-30 days	115% * (P+I)
31-60 days	120% * (P+I)
61-90 days	125% * (P+I)
91-180 days	130% * (P+I)

Where “P” is the amount of Principal Amount being prepaid and “I” is the accrued but unpaid interest on the Eagle Note. The Eagle Note may not be prepaid after 180 days.

If the Company defaults on the Eagle Note and fails to timely cure such default, Eagle may consider the Eagle Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), and Eagle may immediately, and without expiration of any period of grace, enforce any and all of its rights and remedies provided by the Eagle Note or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. The Company may incur additional penalty charges depending on the specific circumstances surrounding the Event of Default.

While the Eagle Note is outstanding and an Event of Default does not exist, Eagle may not sell any securities representing more than the greater of (i) 15% of the daily trading volume for the Company’s Common Stock or (ii) $2,000.00 during any given trading day. In addition, Eagle may not execute any short sales on any of the Company’s Common Stock at any time while the Note is outstanding.

The Eagle Note requires that CANB reserve 1,000,000 shares of its authorized but unissued Common Stock (the “Eagle Reserved Amount”) for issuance to Eagle upon conversion of the Eagle Note. The Eagle Reserved Amount is subject to future adjustment. The Company is subject to penalties for failure to timely deliver shares to Eagle following a conversion request.

The Eagle SPA and Eagle Note (collectively, the “Eagle Transaction Documents”) contain other covenants and restrictions common with this type of debt transaction including but not limited to, anti-dilution, redemption, most favored nation and future participation clauses..

The foregoing descriptions of the Eagle Transaction Documents are qualified in their entirety by the terms of the full text of the Eagle Transaction Documents, attached hereto as exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See item 1.01 regarding the Eagle Note issued to Eagle, the EMA Note issued to EMA, and the obligations of the Company relating thereto.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 for discussion of the Shares and Eagle Note issued to Eagle and the EMA Note issued to EMA. The securities were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2020, the Company filed an amendment to its Articles of Incorporation to designate 2,000 shares of CANB’s preferred stock as “Series C Convertible Preferred Stock.” Shares of Series C Convertible Preferred Stock (“Series C Shares”) rank senior to Common Stock with respect to preferences as to distributions of dividends and rank pari passu to all current and future series of preferred stock. Each Series C Share is convertible into 25,000 shares of Common stock and, while unconverted, is entitled to 25,000 votes. The foregoing description of Series C Shares is qualified in its entirety by the terms of the Certificate of Designation for Series C Convertible Preferred Stock included in the Articles of Amendment attached hereto as exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
3.1 10.1 10.2 10.3 10.4

Articles of Amendment for Series C Convertible Preferred Stock designation

Eagle Securities Purchase Agreement

Eagle Convertible Promissory Note

EMA Securities Purchase Agreement

EMA Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can B Corp.

Date: June 24, 2020	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO